EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Molina Healthcare, Inc. 2025 Equity Incentive Plan of our report dated February 11, 2025, with respect to the consolidated financial statements of Molina Healthcare, Inc. and the effectiveness of internal control over financial reporting of Molina Healthcare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Los Angeles, California
May 1, 2025